CONSENT, WAIVER AND RELEASE AGREEMENT
AND AMENDMENT TO FINANCING AGREEMENT

This Consent, Waiver and Release Agreement and Amendment to Financing Agreement (the "Agreement"), dated March 14, 2018, is by and among Uranerz Energy Corporation ("Borrower"), a Nevada corporation, Johnson County, Wyoming ("Issuer"), a political subdivision of the State of Wyoming, the State of Wyoming ("Purchaser"), acting by and through the Wyoming State Treasurer, Energy Fuels Holdings Corp. ("Energy Fuels"), a Delaware corporation and wholly owned subsidiary of Energy Fuels Inc., and UMB Bank, n.a. (“Trustee”), a national banking association duly organized and existing under the laws of the United States of America.

Recitals

A.        One (1) $20,000,000 Johnson County, Wyoming, Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013 (the "Bond"), date November 26, 2013, was issued by the Issuer, pursuant to an Indenture of Trust dated as of November 26, 2013 (the "Indenture") by and between the Issuer and the Trustee. Purchaser purchased the Bond and is the current holder of the Bond. The proceeds of the Bond were loaned by the Issuer to the Borrower pursuant to a Financing Agreement dated as of November 26, 2013 (the "Financing Agreement"). The obligations of the Borrower under the Financing Agreement are evidenced by that certain promissory note in the principal amount of $20,000,000, dated as of November 26, 2013 and due on October 1, 2020 (the "Note"). The Borrower's obligations under the Note and the Financing Agreement are secured by (i) a Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement, dated as November 26, 2013 (the "Mortgage"), from the Borrower, as mortgagor, to the Trustee, as mortgagee, relating to the Collateral (as defined therein) for the benefit of the Purchaser, and (ii) an Assignment of Product Sales Contracts and Processing Agreement, dated as of November 26, 2013 (the "Assignment"), by the Borrower to the Trustee. Borrower, Issuer, Purchaser, Energy Fuels and Trustee also entered into a Covenant Agreement dated June 18, 2015 (the “Covenant Agreement”) and Borrower, Issuer, Purchaser and Trustee entered into an Assumption Agreement dated June 18, 2015 (the “Assumption Agreement”). The Bond, Indenture, Financing Agreement, Note, Mortgage, Assignment, Covenant Agreement and Assumption Agreement are collectively referred to as the “Financing Documents.”

B.        The Borrower entered into an agreement to sell certain non-core uranium properties in Wyoming (the “Subject Assets”) to Uranium Energy Corp. (“UEC”) for $5.39 million (the “Proceeds”), including $2.94 million of cash (the “Cash Proceeds”) and $2.45 million of shares in UEC (the “Securities Proceeds”) that will be priced upon the closing of the transaction (the “Transaction”). These Subject Assets, which are described on Exhibit A attached hereto, are part of the Collateral for the Bond under the Mortgage.

C.        Borrower has requested that Purchaser, Issuer and Trustee consent to the Transaction, release the Subject Assets and the Securities Proceeds from the Mortgage and make certain other agreements, confirmations and waivers concerning the Transaction and Proceeds as set forth herein.

D.        Subject to the terms and conditions set forth herein, the Purchaser, Issuer and Trustee have agreed to grant such requests of the Borrower.

Agreement

            In consideration of the agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Except as otherwise provided herein, all capitalized undefined terms used in this Agreement shall have the meanings assigned thereto in the Financing Documents.

2.        This Agreement shall be effective as of the closing of the Transaction. If the Transaction does not close, this Agreement shall be null and void.

3.        To the extent consent by the Purchaser, Issuer and Trustee is required under the Financing Documents for the Transaction and the other provisions hereof, each of the Purchaser, Issuer and Trustee consents to the Transaction and other provisions hereof. In furtherance of the foregoing, each of the Purchaser, Issuer and Trustee waives any breach or default under the Financing Documents solely as a result of the Transaction and the other provisions hereof.

4.        Each of the Purchaser, Issuer and Trustee, as mortgagee, agrees that the Subject Assets and the Securities Proceeds are hereby released from the Mortgage and any other Encumbrances under the Financing Documents. Within five (5) days following closing of the Transaction, the Purchaser directs the Trustee, as mortgagee, to execute the Partial Release from Mortgage in the form attached hereto as Exhibit B. The Trustee, as mortgagee, does hereby consent to the recording of the Partial Release from Mortgage by the mortgagor in the real property records of the Campbell County Clerk and Recorder.

5.        The Borrower shall deliver all Cash Proceeds and an additional $1,024,997.76 for a total of $3,964,997.76 to Trustee that Trustee shall deposit in the Debt Service Fund as provided in Section 5.03 of the Indenture. The Issuer, Purchaser and Borrower hereby instruct the Trustee to use the funds placed in the Debt Service Fund pursuant to this Section 5 to make the payments under the Note due on the first Business Day of July and October 2018 and the first Business Day of January and April 2019.The monies added to the Debt Service Fund pursuant to this Section 5 shall be invested as directed by the Borrower under the Indenture and all investment income shall be credited to the Debt Service Fund.

6.        Each of the Purchaser and Issuer waives the requirements under the Financing Documents requiring Borrower to (i) deposit the Securities Proceeds into the Debt Service Fund, and (ii) except as provided in Section 5 above, pay a Release Price to the Trustee for the release of the Subject Assets and Securities Proceeds from the Mortgage. In addition, item (4) under Section 5.06 of the Financing Agreement shall not apply to this Transaction.

7.        Section 7.07 of the Financing Agreement is hereby amended so that the updated valuations of all Collateral securing the Loan that Borrower is to provide to the Issuer, the Trustee and the Purchaser on the fifth anniversary of the Financing Agreement shall now be due no later than May 31, 2018.

8.        Except as expressly provided herein, the Financing Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (i) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Financing Documents, (ii) to prejudice any other right or rights which the Purchaser, Issuer or Trustee may now have or may have in the future under or in connection with the Financing Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Financing Documents or any rights or remedies arising in favor of the Purchaser, Issuer or Trustee under or with respect to any such Financing Documents.

9.        Each of Borrower and Energy Fuels certifies, represents and warrants to the Purchaser, Issuer and Trustee that:

(a) after giving effect to the consents, waivers and agreements set forth herein, (i) each of its representations and warranties set forth in the Financing Documents is true and correct in all material respects as of the date hereof (except to the extent that any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date), and (ii) that no Default or Event of Default has occurred or is continuing under the Financing Documents;

(b) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and,

(c) this Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

10.      Each of Borrower and Energy Fuels (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of it under, or release it from any obligations under, the Financing Documents to which it is a party, (b) confirms and reaffirms its obligations under the Financing Documents to which it is a party and (c) agrees that the Financing Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed. Borrower agrees that any proceeds from the sale of the Securities Proceeds shall be used for operations and improvements at the Nichols Ranch Project, but not for additional or increased compensation to its employees and executives, such as bonuses, other than reasonable raises and bonuses given in the ordinary course of business and in accordance with past practices.

11.      All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given (i) when delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a commercial overnight carrier, all with written verification of receipt in each case delivered or sent, or (iv) when sent by facsimile or email, with written confirmation of receipt by the sending facsimile machine, computer or other telecommunications device. Notices, demands, requests or other communications shall be sent to the address for each party as set forth below, as such address may be modified by a party from time to time by notice given pursuant to this Section:

If to the Borrower:

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605
Attn: Paul Goranson

If to the Issuer:

Johnson County, Wyoming
c/o Johnson County Clerk
76 North Main
Buffalo, Wyoming 82834
Attn: Johnson County Clerk

If to the Purchaser:

By US Mail:

Wyoming State Treasurer
Capitol Building
200 West 24th Street, Room 122
Cheyenne, Wyoming 82002
Attn: Deputy State Treasurer

By hand or courier:

Wyoming State Treasurer
2020 Carey Avenue, 4th Floor
Cheyenne, Wyoming 82002
Attn: Deputy State Treasurer

If to Energy Fuels:

Energy Fuels Holdings Corp.
225 Union Blvd., Suite 600
Lakewood, CO, 80228
Attn: David C. Frydenlund

If to Trustee:

UMB Bank, n.a.
1670 Broadway
Denver, Colorado 80202
Attn: Corporate Trust and Escrow Services

12.      None of the parties shall make an assignment of this Agreement or any interest herein without the prior written consent of all of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

13.      This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of all of the parties hereto.

14.      This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

15.      In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

16.      This Agreement and any disputes or issues arising out of, relating to or in connection with, this Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Wyoming without regard to its provisions concerning choice of laws, choice of forum or any principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereto consent and submit to the exclusive jurisdiction of the federal or state courts located in Cheyenne, Wyoming to hear any action or suit arising under this Agreement. None of the parties shall raise, and the parties hereby waive, any defenses based upon venue, inconvenience of forum, lack of personal jurisdiction, improper service of process or the like in any such action or suit.

17.      To the extent this Agreement amends any of the Financing Documents, the terms and conditions of the Financing Documents, including but not limited to sovereign immunity, shall remain in full force and effect except as expressly modified by this Agreement; provided however, no party waives any rights they may otherwise have to enforce their rights under this Agreement in the event of a breach by the Issuer or the Purchase of its obligations hereunder.

            The parties hereof have caused this Agreement to be executed by their duly authorized officers.

URANERZ ENERGY CORPORATION

Signature: /s/ David C. Frydenlund

Name: David C. Frydenlund

Title: Chief Financial Officer

JOHNSON COUNTY, WYOMING

Signature: /s/ William J. Novotny, III

Name: William J. Novotny, III

Title: Chairman

STATE OF WYOMING, acting by and through the Wyoming State Treasurer

Signature: /s/ Mark Gordon
                   Mark Gordon, State Treasurer

ENERGY FUELS HOLDINGS CORP.

Signature: /s/ David C. Frydenlund

Name: David C. Frydenlund

Title: Chief Financial Officer

UMB BANK, N.A., solely in its capacity as Trustee

Signature: /s/ Patricia M. Peters

Name: Patricia M. Peters

Title: Vice President

EXHIBIT A
Subject Assets

Unpatented Claims, Surface Use Agreements, and Mineral Leases subject to the Purchase Agreement (the “Agreement”) among Uranerz Energy Corporation (“Seller”) and Uranium Energy Corporation (“Buyer”) dated as of November 1, 2017.

Unpatented Mining Claims	Project	Claim Name, Claim No.	State	County	Township, Range, Sec., 1/4 1/4
	Reno Creek	BFR, 1	WY	Campbell	T43N R73W Sec 31, NW & NE and Sec. 30, SE & SW
	Reno Creek	BFR, 2	WY	Campbell	T43N R73W Sec 31, NW & NE (corrects erroneous designation R74W in original mortgage)
	Reno Creek	BFR, 3	WY	Campbell	T43N R73W Sec 31, NW & NE (corrects erroneous designation R74W in original mortgage)
Surface Use Agreements	Project	Agreement and Parties	State	County	Township, Range, Sec., 1/4 1/4
	Reno North	Surface Use Agreement dated September 18, 2008 between the Bernice Groves Trust and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11, 12, 13 and 14 (formerly SW); Sec.28, Lots 1, 2, 7, 8, 9, 10, 15 and 16 (formerly E/2); Sec. 33, Lots 11, 12, 13 and 14 (formerly SW)
	Reno North	Surface Use Agreement dated March 12, 2009 between June Thielen and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21, Lots 9, 10, 11, 12, 13, 14, 15 and 16 (formerly S/2)
	Reno North	Surface Use Agreement dated September 17, 2008 between the Drake Family Trust (surface interests deeded to JJLM Land, LLC) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec.29, Lots 1, 2, 3, 4, 5, 6, 7 and 8 (formerly NE)

Mineral leases	Project		State	County	Covering: Township, Range, Sec., 1/4 1/4
	Reno North	Mining Lease dated April 11, 2006 between the Sinaden Family Trust and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec 31, Lots 5, 11 & 12
	Reno North	Mining Lease dated April 4, 2006 between the Larry Ickes Trust and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4), 6th PM.
	Reno North	Mining Lease dated April 4, 2006 between the Yvonne Phillips Trust (Brenda Cookson, Teresa L. Lederer and Tina M. Meyer, 8% x 1/2 each) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated April 20, 2006 between Yvonne Phillips Trust (Brenda Cookson, Trustee) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated February 20, 2006 between June Thielen et. Al. (the Estate of John R. Thielen, deceased - June Thielen is executor, and John T. Jones) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated April 6, 2006 between Larry Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)

Reno North	Mining Lease dated April 28, 2006 between Douglas Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 10, 2006 between Jennifer Hanlin and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 1, 2006 between Timothy Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated June 29, 2007 between Hancock Enterprises and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated September 18, 2008 between Bernice and Urban Groves and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec.29, Lots 1,2,3,4,5,6,7,and 8 (fka N/2)
Reno North	Mining Lease dated February 13, 2009 between Robert Townsend III (and Marian Law, as co-trustees of the Townsend Revocable Trust) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated February 16, 2009 between Diana Morehouse and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)

Reno North	Mining Lease dated April 14, 2009 between Judith Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated April 16, 2009 between Cannon Wyoming Investment LLC and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Uranerz	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated April 22, 2009 between Melissa T. Frey and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 18, 2009 between William Randolph Townsend and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated June 15, 2009 between Fortin Enterprises, Inc. and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Arnold Royalty	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated September 25, 2008 between the Blanche Willard Trust (50% interest now with Drake Family LLC) and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11,12,13, and 14 (fka SW/4); Sec.28, Lots 1,2,7,8, 9, 10, 15, and 16 (fka E/2); Sec. 33, Lots 11,12,13,and 14 (fka SW/4)

Reno North	Mining Lease dated September 25, 2008 between the Blanche Willard Trust (50% interest now with Bernice Groves Revocable Trust) and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11,12,13, and 14 (fka SW/4); Sec.28, Lots 1,2,7,8, 9, 10, 15, and 16 (fka E/2); Sec. 33, Lots 11,12,13,and 14 (fka SW/4)

Exhibit B

PARTIAL RELEASE OF MORTGAGE

KNOW ALL PERSONS BY THESE PRESENTS, that UMB Bank, n.a., as trustee and mortgagee (“Mortgagee”), does hereby agree and certify that:

1.   A certain Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and Financing Statement dated as of November 26, 2013 (the “Mortgage”) was executed by Uranerz Energy Corporation, as mortgagor (“Mortgagor”), and the Mortgagee, conveying certain unpatented mining claims, mineral rights, leasehold and other rights and interests in Johnson County, Wyoming, and Campbell County, Wyoming, as further described therein (the “Collateral”), as security for the payment of a certain Promissory Note dated November 26, 2013, from Mortgagor, in the original principal amount of $20,000,000, which Mortgage was recorded in (i) the official records of Johnson County, State of Wyoming, on November 26, 2013, Document Number 134336, Book 351, pages 119-191, and (ii) the official records of Campbell County, State of Wyoming, on November 26, 2013, Document Number 99520, Book 2833of PHOTOS, pages 448-520; and

2.   The portion of the Collateral described on Schedule 1 attached hereto and incorporated herein (the “Released Interests”) is hereby released from the Mortgage to the extent Mortgagee has an interest in the Released Interests; and in consideration thereof, the Mortgagee does hereby release and quitclaim unto the Mortgagor the Released Interests without recourse or warranty; provided, however, that the Mortgage shall remain in full force and effect as to the remainder of the Collateral as originally described in said Mortgage.

IN WITNESS WHEREOF, the Mortgagee has caused this Partial Release of Mortgage to be executed as of ____________________, 2018.

UMB Bank, n.a.

By: ______________________________________________
Title: _____________________________________________
Name: ____________________________________________

STATE OF _______________________________	)
)ss.
COUNTY OF ______________________________	)

            This instrument was acknowledged before me on _______________, 2018, by ____________________, as _____________________ of UMB Bank, n.a.

Notary Public
Seal (if any)
My commission expires: ________________________________________

Schedule 1

Released Interests

Unpatented Claims, Surface Use Agreements, and Mineral Leases subject to the Purchase Agreement (the “Agreement”) among Uranerz Energy Corporation (“Seller”) and Uranium Energy Corporation (“Buyer”) dated as of November 1, 2017.

Unpatented Mining Claims	Project	Claim Name, Claim No.	State	County	Township, Range, Sec., 1/4 1/4
	Reno Creek	BFR, 1	WY	Campbell	T43N R73W Sec 31, NW & NE and Sec. 30, SE & SW
	Reno Creek	BFR, 2	WY	Campbell	T43N R73W Sec 31, NW & NE (corrects erroneous designation R74W in original mortgage)
	Reno Creek	BFR, 3	WY	Campbell	T43N R73W Sec 31, NW & NE (corrects erroneous designation R74W in original mortgage)
Surface Use Agreements	Project	Agreement and Parties	State	County	Township, Range, Sec., 1/4 1/4
	Reno North	Surface Use Agreement dated September 18, 2008 between the Bernice Groves Trust and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11, 12, 13 and 14 (formerly SW); Sec.28, Lots 1, 2, 7, 8, 9, 10, 15 and 16 (formerly E/2); Sec. 33, Lots 11, 12, 13 and 14 (formerly SW)
	Reno North	Surface Use Agreement dated March 12, 2009 between June Thielen and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21, Lots 9, 10, 11, 12, 13, 14, 15 and 16 (formerly S/2)
	Reno North	Surface Use Agreement dated September 17, 2008 between Drake Family Trust (surface interests deeded to JJLM Land, LLC)and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec.29, Lots 1, 2, 3, 4, 5, 6, 7 and 8 (formerly NE)

Mineral leases	Project		State	County	Covering: Township, Range, Sec., 1/4 1/4
	Reno North	Mining Lease dated April 11, 2006 between the Sinaden Family Trust and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec 31, Lots 5, 11 & 12
	Reno North	Mining Lease dated April 4, 2006 between the Larry Ickes Trust and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4), 6th PM.
	Reno North	Mining Lease dated April 4, 2006 between the Yvonne Phillips Trust (Brenda Cookson, Teresa L. Lederer and Tina M. Meyer, 8% x 1/2 each) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated April 20, 2006 between Yvonne Phillips Trust (Brenda Cookson, Trustee) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated February 20, 2006 between June Thielen et. Al. (the Estate of John R. Thielen, deceased - June Thielen is executor, and John T. Jones) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
	Reno North	Mining Lease dated April 6, 2006 between Larry Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)

Reno North	Mining Lease dated April 28, 2006 between Douglas Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 10, 2006 between Jennifer Hanlin and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 1, 2006 between Timothy Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated June 29, 2007 between Hancock Enterprises and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated September 18, 2008 between Bernice and Urban Groves and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec.29, Lots 1,2,3,4,5,6,7,and 8 (fka N/2)
Reno North	Mining Lease dated February 13, 2009 between Robert Townsend III (and Marian Law, as co-trustees of the Townsend Revocable Trust) and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated February 16, 2009 between Diana Morehouse and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)

Reno North	Mining Lease dated April 14, 2009 between Judith Ickes and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated April 16, 2009 between Cannon Wyoming Investment LLC and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Uranerz	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated April 22, 2009 between Melissa T. Frey and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated May 18, 2009 between William Randolph Townsend and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated June 15, 2009 between Fortin Enterprises, Inc. and Uranerz Energy Corp.	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Arnold Royalty	WY	Campbell	T43N,R73W Sec. 21 Lots 9, 10, 11, 12, 13, 14, 15, and 16.( fka S/2); Sec. 29 Lots 1,2,7,8 (fka NE/4)
Reno North	Mining Lease dated September 25, 2008 between the Blanche Willard Trust (50% interest now with Drake Family LLC) and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11,12,13, and 14 (fka SW/4); Sec.28, Lots 1,2,7,8, 9, 10, 15, and 16 (fka E/2); Sec. 33, Lots 11,12,13,and 14 (fka SW/4)

Reno North	Mining Lease dated September 25, 2008 between the Blanche Willard Trust (50% interest now with Bernice Groves Revocable Trust) and Uranerz Energy Corp.	WY	Campbell	T43N R73W Sec. 22, Lots 11,12,13, and 14 (fka SW/4); Sec.28, Lots 1,2,7,8, 9, 10, 15, and 16 (fka E/2); Sec. 33, Lots 11,12,13,and 14 (fka SW/4)